Exhibit 8.2

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

August 24, 2018

Board of Directors
Phillips Edison Grocery Center REIT II, Inc.
11501 Northlake Drive
Cincinnati, Ohio 45249

Ladies and Gentlemen:

We have acted as tax counsel to the Special Committee of the Board of Directors of Phillips Edison Grocery Center REIT II, Inc., a Maryland corporation (the “Company”), in connection with the transactions contemplated by the Agreement and Plan of Merger dated as of July 17, 2018 (the “Merger Agreement”) by and among Phillips Edison & Company, Inc., a Maryland corporation (“PECO”), Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership and subsidiary of PECO (“PECO OP”), REIT Merger Sub, LLC, a Maryland limited liability company and wholly owned subsidiary of PECO (“REIT Merger Sub”), OP Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of PECO OP (“OP Merger Sub GP”), OP Merger Sub 2, LLC, a Delaware limited liability company and subsidiary of PECO OP and OP Merger Sub GP (“OP Merger Sub”, and, together with PECO, PECO OP, REIT Merger Sub and OP Merger Sub GP, collectively, the “PECO Parties”), the Company, and Phillips Edison Grocery Center Operating Partnership II, L.P., a Delaware limited partnership and subsidiary of the Company (the “Company Operating Partnership”). We are providing this opinion letter regarding the qualification of the proposed merger of the Company with and into REIT Merger Sub (the “Company Merger”) as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), to be filed as an exhibit to the registration statement on Form S-4 (Registration No. 333- 226625) initially filed by PECO with the Securities and Exchange Commission on August 6, 2018, as amended through the date hereof, which includes the joint proxy statement/prospectus relating to the Company Merger (the “Registration Statement”). Capitalized terms used herein and which are defined in the Merger Agreement shall have the meanings set forth in the Merger Agreement unless otherwise defined herein.

In connection with the preparation of this opinion letter, we have examined, and with your consent relied upon, without any independent investigation or review thereof, the following documents (including all exhibits and schedules thereto): (1) the Merger Agreement; (2) the Registration Statement; (3) officers’ certificates delivered by each of the Company and PECO to us for purposes of this opinion, both dated as of the date hereof (the “Tax Certificates”); and (4) such other instruments and documents related to the formation, organization, and operation of the Company and PECO or to the consummation of the Company Merger and the transactions contemplated thereby as we have deemed necessary or appropriate (the documents described in clauses (1) through (4), collectively the “Reviewed Documents”). In addition, we have reviewed the form of opinion of counsel to be delivered to PECO regarding the qualification of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code, to be filed as an exhibit to the Registration Statement concurrently herewith (the “PECO Opinion”).

Board of Directors
Phillips Edison Grocery Center REIT II, Inc.
August 24, 2018

Assumptions and Representations

In connection with rendering this opinion, we have assumed or obtained representations (which with your consent we are relying upon, and upon which our opinion is premised, without any independent investigation or review thereof), including that:

(1)
(A) All information contained in each of the documents we have examined and upon which we have relied in connection with the preparation of this opinion is accurate and completely describes all material facts relevant to our opinion, (B) all copies are accurate, (C) all signatures are genuine, and (D) all documents have been or will be, as the case may be, timely and properly executed.

(2)
There will have been, by the Company Merger Effective Time, or at such other time as contemplated in the Merger Agreement, due execution and delivery of all documents, where due execution and delivery are prerequisites to the effectiveness thereof.

(3)
To the extent relevant to our opinion, all representations, warranties, and statements made or agreed to by the PECO Parties, and by the Company and the Company Operating Partnership, their respective managers, employees, officers, directors, and stockholders in connection with the Company Merger, including, but not limited to, those in the Reviewed Documents (including the Tax Certificates), have been and will continue to be true, complete, and accurate in all respects; any representation or statement made in the Tax Certificates “to the best of knowledge,” “to the knowledge,” or “to the actual knowledge” of any person(s) or party(ies)—or similarly qualified—is true, correct, and complete, as if made without such qualification.

(4)
The Merger Agreement is valid and binding in accordance with its terms. The Company Merger will be consummated in accordance with the Merger Agreement (including satisfaction of all pre-closing covenants and conditions to the obligations of the parties, without amendment, waiver, or breach thereof), the Registration Statement. The Company Merger will qualify as a merger under the applicable laws of Maryland.

(5)	Each of the Company and PECO will comply with all reporting obligations with respect to the Company Merger required under the Code and the Treasury Regulations thereunder.

(6)	The PECO Opinion is being delivered to PECO concurrently herewith in the form provided to us, and the PECO Opinion has not been and will not be modified or withdrawn.

(7)	There will be no change in applicable U.S. federal income tax law from the date hereof through the Company Merger Effective Time.

Board of Directors
Phillips Edison Grocery Center REIT II, Inc.
August 24, 2018

Opinion

Based upon and subject to the assumptions and qualifications set forth herein we are of the opinion that the Company Merger, when effective, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

* * * * *

In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations, and qualifications set forth below:

(1)
The opinion set forth in this letter is based on relevant current provisions of the Code, the Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the IRS, including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress, and the courts (as applicable), which change may or may not be retroactive in effect and which might result in material modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, nor of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS. Neither the Company nor PECO has requested or will request a ruling from the IRS as to any of the U.S. federal income tax consequences addressed in this opinion. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, including on a retroactive basis, would not adversely affect the accuracy of the opinion expressed herein.

(2)
This letter addresses only the specific tax opinion set forth above. Our opinion does not address any other U.S. federal, state, local, or non-U.S. tax consequences that will or may result from the Company Merger or any other transaction (including any transaction undertaken in connection with the Company Merger or contemplated by the Merger Agreement).

(3)
Our opinion set forth herein is based upon, among other things, the description of the contemplated transactions (including the Company Merger) as set forth in the Merger Agreement. No opinion is expressed as to any transaction other than those set forth in the Merger Agreement, or to any transaction whatsoever, including the Company Merger, unless all the transactions described in the Merger Agreement (or otherwise contemplated in connection with the Company Merger) have been consummated in accordance with the terms of the Merger Agreement (and also without amendment, waiver, or breach of any provision thereof), and also unless all of the representations, warranties, statements, and assumptions upon which we have relied are true, complete, and accurate at all times. In the event that the actual facts relating to any aspect of the relevant transactions (including the Company Merger) differ from the terms of the Merger Agreement (without amendment, waiver, or breach of any material provision thereof), or if any one of the representations, warranties, statements, or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

Board of Directors
Phillips Edison Grocery Center REIT II, Inc.
August 24, 2018

This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We undertake no responsibility by reason of this opinion letter or otherwise to advise you or any other person of any changes in our opinion subsequent to the delivery of this opinion letter. This opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our prior written consent. Except as provided in the next sentence, this opinion letter may not be relied on by any other person, or for any other purpose, without our prior written consent, which may be withheld in our sole discretion. We hereby consent to the filing of this opinion letter as Exhibit 8.2 to the Registration Statement and to the reference to Hogan Lovells US LLP under the captions “The Mergers—U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP